Exhibit 99.1

General Moly Announces Approval of 3M Plan for Mt. Hope Project

LAKEWOOD, Colo.--(BUSINESS WIRE)--June 11, 2012--General Moly, Inc. (the "Company") (NYSE MKT and TSX: GMO) today, through a subsidiary, announced the approval of the Mt. Hope Project's 3M Plan (Monitoring, Management and Mitigation) by the Nevada State Engineer (the "State Engineer").

The 3M Plan is a key document that outlines how the Mt. Hope Project's water use will be managed and monitored by the Company and the State Engineer with the participation of Eureka County and other stakeholders. The 3M Plan provides mitigation protections if impacts are caused by the Mt. Hope Project. The Company completed and initially submitted its 3M Plan to the State Engineer on May 10, 2012, following input from Eureka County, and its citizens through public meetings.

In July 2011, the State Engineer granted the Company's water use applications for the Mt. Hope Project and issued water permits in December 2011 and January 2012. Use of water under the permits was subject to approval of a 3M Plan. With its water permits and approval of the 3M Plan, the Mt. Hope Project can now utilize its water rights during construction and operation. The State Engineer's Ruling remains under appeal by Eureka County and other parties. Oral argument on the appeal was heard by a Nevada District Court on April 3, 2012.

Bruce D. Hansen, Chief Executive Officer of General Moly, said, "We are continuing to make good progress toward permitting the Mt. Hope Project and approval of the 3M Plan is another step in this direction. The community of Eureka County had substantial input in developing this robust 3M Plan and I am pleased with the result. Although our water permits remain subject to an appeal, we look forward to the Court's ruling, which could be in the next couple months."

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT (formerly the NYSE AMEX) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

CONTACT:
General Moly
Investors and Business Development
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Media
Zach Spencer, 775-748-6059
zspencer@generalmoly.com
or
Website: http://www.generalmoly.com
info@generalmoly.com